Exhibit 99.1

Newtek Business Services Corp. Reports Full Year 2018 Financial Results

Achieved 21.6% Year-Over-Year Growth in SBA 7(a) Loan Fundings in 2018

Lake Success, N.Y. - March 6, 2019 - Newtek Business Services Corp. (“Newtek” or the “Company”) (Nasdaq: NEWT), an internally managed business development company (“BDC”), announced today its financial and operating results for the year ended December 31, 2018.

Full Year 2018 Financial Highlights

•	Total investment income of $49.5 million for the year ended December 31, 2018; an increase of 27.2% over total investment income of $38.9 million for the year ended December 31, 2017.

•	Net asset value (“NAV”) on December 31, 2018 of $287.4 million, or $15.19 per share; compared to NAV of $15.08 per share at December 31, 2017.

•
Net investment loss of $(7.5) million, or $(0.40) per share, for the year ended December 31, 2018, an improvement of 11.1% on a per share basis, over a net investment loss of $(7.9) million, or $(0.45) per share, for the year ended December 31, 2017.

•
Adjusted net investment income (“ANII”)[1] of $36.4 million, or $1.94 per share, for the year ended December 31, 2018; an increase of 9.6% on a per share basis, compared to ANII of $30.8 million, or $1.77 per share, for the year ended December 31, 2017.

•	Debt-to-equity ratio of 117.4% at December 31, 2018.

•
At December 31, 2018, proforma debt-to-equity ratio was 105.3% as a result of the settlement of government-guaranteed portions of SBA 7(a) loans sold prior to December 31, 2018, settling subsequent to the balance sheet date.

•	Total investment portfolio increased by 18.5% to $541.1 million at December 31, 2018, from $456.7 million at December 31, 2017.

Additional Full Year 2018 Highlights

•
The Company closed its ninth and largest small business loan securitization with the offering of $108,551,000 of Unguaranteed SBA 7(a) Loan-Backed Notes, Series 2018-1, consisting of $82,876,000 of Class A Notes and $25,675,000 Class B Notes (collectively, the “Notes”), rated “A” and “BBB-”, respectively, by Standard and Poor’s Financial Services LLC.

•
Premier Payments LLC and Newtek Merchant Solutions, two of the Company’s wholly owned payment processing portfolio companies, closed a $35 million term loan and a $15 million revolving line of credit arranged by Webster Bank, which reduced its interest spread over LIBOR by 350 basis points compared to the interest rate on the term loan with their previous lender.

Exhibit 99.1

•
The Company entered into an investment joint venture (the “JV”) with Conventional Lending TCP Holdings LLC, a wholly-owned affiliate of BlackRock TCP Capital Corp. (“BlackRock TCP”), to equally invest up to $100 million in the funding of non-conforming conventional commercial and industrial (“C&I”) loans.

•
The JV is working towards closing a $100 million senior-secured revolving credit facility with an investment bank, with a $100 million accordion feature, allowing the JV to increase the borrowing available under the JV’s credit facility to $200 million, which will be used to finance and securitize non-conforming conventional loans.

SBA Loan Highlights

•
Newtek Small Business Finance, LLC (“NSBF”) funded $469.2 million of SBA 7(a) loans during the year ended December 31, 2018; an increase of 21.6% compared to $385.9 million of SBA 7(a) loans funded for the year ended December 31, 2017.

•
NSBF forecasts full year 2019 SBA 7(a) loan fundings of between $580 million and $620 million, which would represent a 27.9% increase, at the midpoint of the range, over SBA 7(a) loan fundings for the year ended December 31, 2018.

•
During the year ended December 31, 2018, Newtek Business Credit (“NBC”) and Newtek Business Lending (“NBL”), wholly owned portfolio companies, funded $36.3 million of SBA 504 and non-conforming conventional loans, and NBSC funded a $5.7 million non-conforming conventional loan for a total of $42.0 million of SBA 504 loans and conventional loans.

2018 Dividend Payments & 2019 Dividend Payments and Forecast

•	The Company paid cash dividends totaling $1.80 per share during 2018, an increase of 9.8% over 2017 cash dividends of $1.64 per share.

•	The Company forecasts paying an annual cash dividend of $1.84[2] per share in 2019, a 2.2% increase over the 2018 cash dividend of $1.80 per share.

•	February 15, 2019: Newtek’s Board of Directors declared a first quarter 2019 cash dividend of $0.40 per share, payable on March 29, 2019 to shareholders of record as of March 15, 2019.

Barry Sloane, Chairman, President and Chief Executive Officer said, “We are extremely pleased to report strong full year 2018 financial results, with growth across our key financial metrics. In 2018, we realized a 11.1% year-over-year improvement in our net investment loss, and a 9.6% increase in ANII per share. Of note, our ANII of $1.94 per share for the year ended December 31, 2018 exceeded our analysts’ estimates3 by $0.02 per share. We continued to grow our SBA 7(a) loan platform, funding $469.2 million in SBA 7(a) loans in 2018, which represents a 21.6% increase over 2017. We aim to continue this growth and forecast funding between $580 million and $620 million in SBA 7(a) loans in 2019, which would represent 27.9% growth over 2018 at the midpoint of the range.”

Mr. Sloane continued, “Throughout 2018, our business model continued to support our growth, demonstrating that our business model is supported by multiple sources of revenue. As previously reported and discussed, during the third and fourth quarters of 2018, we experienced pressure on the pricing of the sale of guaranteed portions of our SBA 7(a) loans with weighted average net pricing of 109.28 and 109.97, respectively. However, even with this pricing pressure, we were still able to grow our earnings and dividend in 2018, testament to the resilience and diversified nature of our business model. Newtek’s business model enabled us to offset our impact to earnings through our growth in loan originations as well as continued growth in dividends generated by our portfolio companies. We ended 2018 with a weighted average net price of 110.52. We are pleased to report that during the first quarter of 2019, we have experienced improvement in the pricing of the sale of the guaranteed portions of our SBA 7(a) loans.”

Mr. Sloane concluded, “In 2018 we made material strides towards the continued growth of our non-conforming conventional loan program. Specifically, in November 2018, we entered into an investment JV with Conventional Lending TCP Holdings, LLC, a wholly owned affiliate of Blackrock TCP. In addition to Newtek and BlackRock TCP’s commitment to each contribute up to $100 million to the JV, we expect the investment JV to close $100 million in warehouse financing with a $100 million accordion feature with an investment bank allowing us to further leverage and expand our non-conforming conventional loan platform. We hope that the investment JV will be somewhat additive to our 2019 performance, but at this point we have not included any potential benefit of the investment JV in our 2019 dividend forecast of $1.84 per share.”

Investor Conference Call and Webcast

Exhibit 99.1

A conference call to discuss full year 2018 results will be hosted by Barry Sloane, President, Chairman and Chief Executive Officer, and Jennifer Eddelson, Executive Vice President and Chief Accounting Officer, tomorrow, Thursday, March 7, 2019 at 8:30 a.m. ET. The live conference call can be accessed by dialing (877) 303-6993 or (760) 666-3611.
In addition, a live audio webcast of the call with the corresponding presentation will be available in the ‘Events & Presentations’ section of the Investor Relations portion of Newtek’s website at http://investor.newtekbusinessservices.com/events-and-presentations. A replay of the webcast with the corresponding presentation will be available on Newtek’s website shortly following the live presentation and will remain available for 90 days following the live presentation.
1Use of Non-GAAP Financial Measures - Newtek Business Services Corp. and Subsidiaries

In evaluating its business, Newtek considers and uses ANII as a measure of its operating performance. ANII includes short-term capital gains from the sale of the guaranteed portions of SBA 7(a) loans and conventional loans, and beginning in 2016, capital gain distributions from controlled portfolio companies, which are reoccurring events. The Company defines ANII as Net investment income (loss) plus Net realized gains recognized from the sale of guaranteed portions of SBA 7(a) loan investments, less realized losses on non-affiliate investments, plus or minus loss on lease adjustment, plus the net realized gains on controlled investments, plus or minus the change in fair value of contingent consideration liabilities, plus loss on extinguishment of debt.
The term ANII is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP.  ANII has limitations as an analytical tool and, when assessing the Company’s operating performance, investors should not consider ANII in isolation, or as a substitute for net investment income, or other consolidated income statement data prepared in accordance with U.S. GAAP.  Among other things, ANII does not reflect the Company’s actual cash expenditures.  Other companies may calculate similar measures differently than Newtek, limiting their usefulness as comparative tools.  The Company compensates for these limitations by relying primarily on its GAAP results supplemented by ANII.

2Note Regarding Dividend Payments

Amount and timing of dividends, if any, remain subject to the discretion of the Company’s Board of Directors. The Company's Board of Directors expects to maintain a dividend policy with the objective of making quarterly distributions in an amount that approximates 90 - 100% of the Company's annual taxable income. The determination of the tax attributes of the Company's distributions is made annually as of the end of the Company's fiscal year based upon its taxable income for the full year and distributions paid for the full year.

3Analyst Consensus Estimates

As per Bloomberg on February 28, 2019.

About Newtek Business Services Corp.

Newtek Business Services Corp., Your Business Solutions Company®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business services and financial products under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to SMB accounts across all 50 states to help them grow their sales, control their expenses and reduce their risk.

Newtek’s and its portfolio companies’ products and services include: Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, The Newtek Advantage, Insurance Solutions, Web Services, and Payroll and Benefits Solutions.

Exhibit 99.1

Note Regarding Forward Looking Statements
This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” “forecasts,” “goal” and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/. Newtek cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

SOURCE: Newtek Business Services Corp.

Investor Relations & Public Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@newtekone.com

Exhibit 99.1

NEWTEK BUSINESS SERVICES CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(In Thousands, except for Per Share Data)
	December 31,
	2018	2017
ASSETS
Investments, at fair value
SBA unguaranteed non-affiliate investments (cost of $355,589 and $287,690, respectively; includes $323,388 and $265,174, respectively, related to securitization trusts)	$349,402	$278,034
SBA guaranteed non-affiliate investments (cost of $17,217 and $22,841, respectively)	19,100	25,490
Controlled investments (cost of $74,279 and $57,085, respectively)	171,585	153,156
Non-control/affiliate investments (cost of $1,000 and $0, respectively)	1,000	—
Investments in money market funds (cost of $9 and $9, respectively)	9	9
Total investments at fair value	541,096	456,689
Cash	2,316	2,464
Restricted cash	29,034	18,074
Broker receivable	42,617	8,539
Due from related parties	3,232	2,255
Servicing assets, at fair value	21,360	19,359
Other assets	13,686	12,231
Total assets	$653,341	$519,611
LIABILITIES AND NET ASSETS
Liabilities:
Bank notes payable	$34,700	$—
Notes due 2022	8,019	7,936
Notes due 2021	—	39,114
Notes due 2023	55,564	—
Notes payable - Securitization trusts	216,507	162,201
Notes payable - related parties	16,840	7,001
Due to related parties	4	—
Deferred tax liabilities	9,241	8,164
Accounts payable, accrued expenses and other liabilities	25,021	16,866
Total liabilities	365,896	241,282
Commitments and contingencies
Net assets:
Preferred stock (par value $0.02 per share; authorized 1,000 shares, no shares issued and outstanding)	—	—
Common stock (par value $0.02 per share; authorized 200,000 shares, 18,919 and 18,457 issued and outstanding, respectively)	379	369
Additional paid-in capital	254,498	247,363
Accumulated undistributed earnings	32,568	30,597
Total net assets	287,445	278,329
Total liabilities and net assets	$653,341	$519,611
Net asset value per common share	$15.19	$15.08

Exhibit 99.1

NEWTEK BUSINESS SERVICES CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, except for Per Share Data)
	Year ended December 31, 2018	Year ended December 31, 2017	Year ended December 31, 2016
Investment income
From non-affiliate investments:
Interest income	$23,067	$18,018	$11,158
Servicing income	8,552	7,206	6,160
Other income	4,526	3,236	2,714
Total investment income from non-affiliate investments	36,145	28,460	20,032
From Non-control/affiliate investments:
Dividend income	65	—	—
From controlled investments:
Interest income	740	653	360
Dividend income	12,565	9,747	10,573
Other income	—	54	—
Total investment income from controlled investments	13,305	10,454	10,933
Total investment income	49,515	38,914	30,965
Expenses:
Salaries and benefits	21,082	19,292	15,234
Interest	16,066	11,397	8,440
Depreciation and amortization	484	402	296
Professional fees	3,094	3,009	3,274
Origination and servicing	8,362	5,871	6,046
Change in fair value of contingent consideration liabilities	(51)	(455)	—
Loss on extinguishment of debt	1,059	—	—
Other general and administrative costs	6,907	7,279	6,935
Total expenses	57,003	46,795	40,225
Net investment loss	(7,488)	(7,881)	(9,260)
Net realized and unrealized gains (losses):
Net realized gain on non-affiliate investments	42,845	39,617	31,512
Net realized gain on non-affiliate investments - conventional loan	278	—	—
Net realized gain (loss) on controlled investments	52	(200)	108
Net unrealized (depreciation) appreciation on SBA guaranteed non-affiliate investments	(766)	1,398	1,035
Net unrealized appreciation (depreciation) on SBA unguaranteed non-affiliate investments	3,471	(1,342)	18
Net unrealized appreciation on controlled investments	4,048	12,957	11,337
Change in deferred taxes	(1,077)	(2,179)	(5,128)
Net unrealized depreciation on non-control/non-affiliate investments	—	—	(43)
Net unrealized depreciation on servicing assets	(5,685)	(3,394)	(2,269)
Net unrealized depreciation on credits in lieu of cash and notes payable in credits in lieu of cash	—	—	(5)
Net realized and unrealized gains	43,166	46,857	36,565
Net increase in net assets resulting from operations	$35,678	$38,976	$27,305

Exhibit 99.1

NEWTEK BUSINESS SERVICES CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, except for Per Share Data)
	Year ended December 31, 2018	Year ended December 31, 2017	Year ended December 31, 2016
Net increase in net assets resulting from operations per share	$1.91	$2.25	$1.88
Net investment loss per share	$(0.40)	$(0.45)	$(0.64)
Dividends and distributions declared per common share	$1.80	$1.64	$1.53
Weighted average number of shares outstanding	18,714	17,327	14,541

Exhibit 99.1

NEWTEK BUSINESS SERVICES CORP. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES-
ADJUSTED NET INVESTMENT INCOME RECONCILIATION:

(in thousands, except per share amounts)	For the year ended December 31, 2018	Per share	For the year ended December 31, 2017	Per share
Net investment loss	$(7,488)	$(0.40)	$(7,881)	$(0.45)
Net realized gain on non-affiliate investments - SBA 7(a) loans	42,845	2.29	39,617	2.29
Net realized gain on non-affiliate investments - conventional loans	278	0.01	—	—
Net realized gain (loss) on controlled investments	52	0.00	(200)	(0.01)
Loss on lease	(307)	(0.02)	(326)	(0.02)
Change in fair value of contingent consideration liabilities	(51)	(0.00)	(455)	(0.03)
Loss on debt extinguishment	1,059	0.06	—	—
Adjusted Net investment income	$36,388	$1.94	$30,755	$1.77

Note: Per share amounts may not foot due to rounding